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                                                                   EXHIBIT 10.26

                                 AMENDMENT NO. 3
                             TO BANCWEST CORPORATION
                           DEFERRED COMPENSATION PLAN


     In accordance with Section 6.1 of the BancWest Corporation Deferred Compensation Plan (hereinafter the "Plan"):

     1. The last sentence of Section 3.3(b) of the Plan is hereby amended to read in its entirety as follows:

               In addition to Base Interest, as of December 31 of each year the Committee may, in its sole discretion, credit Performance Interest for such year to a Participant's Base Account based upon such performance factors as it shall deem appropriate for such year.

     2. The last sentence of Section 3.3(c) of the Plan is hereby amended to read in its entirety as follows:

               In addition to Base Interest and Retirement Interest, as of December 31 of each year the Committee may, in its sole discretion, credit Performance Interest for such year to a Participant's Retirement Account based upon such performance factors as it shall deem appropriate for such year.

     The amendments set forth herein shall be effective as of January 1, 1998.

     TO RECORD the adoption of these amendments, BancWest Corporation has executed this document this 19th day of July, 2001.

                                        BANCWEST CORPORATION

                                        By  /s/ William E. Atwater
                                            ------------------------------------
                                                Its Secretary